PROMISSORY
                                      NOTE

================================================================================

INITIAL PRINCIPAL AMOUNT:          $170,041.42
------------------------

INTEREST RATE:                     6.0 % simple interest.
-------------

BORROWER:                          GK Intelligent Systems, Inc.
--------                           A Delaware Corporation

LENDER:                            Gary F. Kimmons
------

DUE DATE:                          On Demand

PAYMENTS:                          PRINCIPAL AND ANY UNPAID ACCRUED INTEREST
--------                           DUE AND PAYABLE ON DEMAND.
================================================================================

                                    RECITALS

     A. Whereas, during 1999 through the date of this promissory note, Gary F. Kimmons, the current President and Chief Executive Officer of the GK Intelligent Systems, Inc., a Delaware corporation ("GKIS"), has advanced and paid those certain expenses of GKIS, as set forth on Exhibit A, attached hereto.

     B. Whereas, GKIS now desires to memorized and evidence said advances and its agreement with regard to the repayment to Mr. Kimmons of those moneys paid on behalf of GKIS.

                                    AGREEMENT

     NOW, WHEREFORE, the parties hereby agree as follows:

     1. For value received, GK Intelligent Systems, Inc., a Delaware Corporation, hereinafter referred to as ("GKIS" or "Borrower") promises to pay Gary F. Kimmons, hereinafter referred to as "Lender", or to order, the initial principal amount of $170,041.42 with interest thereon at the rate of six percent (6.0%) per annum simple interest, commencing as of the date of hereof, and thereafter from the date of each additional advance made by Lender to Borrower with regarding to any additional monies loaned by Lender to Borrower, from time to time under the terms of this Note.

     2. Increase in Note; Additional Advances. The amount of this Note shall be increased by the amount of any additional advances made by Lender to Borrower, from time to time. The amount of any advances shall be added to principal and shall bear interest at the rate of six percent (6.0%) per annum from the date on which such additional advances are made.

     3. Due Date. The principal and unpaid accrued interest shall be due and payable on Demand with Lender agreeing to give Borrower ten (10) days prior notice to demand of payment.

     4. Interest Accrual. Whereas, Borrower and Lender agree that the 15th day of any month in which the note is paid shall be the date of accrual for one months interest due and payable on the outstanding principle of the note.

     5. Default. Borrower will be in default if any of the following occur:

          (a) Borrower fails to make any payment when due;

          (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or in any other agreement or loan Borrower has with Lender;

          (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect;

          (d) Borrower becomes Insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any Bankruptcy or insolvency laws;

          (e) Any of the events described in this default section occurs with respect to any guarantor of this Note.

     6. Notices. Any notice, payment or other communication required or permitted hereunder shall be expressed in writing and sent by certified or registered mail, return receipt requested, to their respective parties at the following addresses, or at such other addresses as the parties shall designate by written notice to be the other:

                  If to the Lender to:
                  Mr. Gary F. Kimmons
                  2602 Yorktown Place
                  Houston, Texas 77056

                  If to the Borrower to:
                  GK Intelligent Systems, Inc.
                  2602 Yorktown Place
                  Houston, Texas 77056

     7. Attorneys Fees. Borrower agrees that if any legal action is necessary to enforce or collect this Note, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled. This provision shall be applicable to the entire Note.

     8. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Texas.

     9. Method of Payment. Principal and interest shall be payable in lawful money of the United States. Notwithstanding anything contained herein to the contrary, the amount of interest payable under the terms of this Note shall in no event exceed the maximum amount of interest permitted to be charged by law at the date of execution hereof.

     IN WITNESS WHEREOF, this Promissory Note was executed on the date and year written below.

                                    BORROWER

                                            GK Intelligent Systems
                                            A Delaware Corporation

                                            /S/ Gary F. Kimmons
Dated: 9/26/02                              -----------------------------------
                                            By:
                                            Its:


BY ORDER OF THE BOARD OF DIRECTORS
                                             /S/ Gary F. Kimmons
                                             -----------------------------------
                                             Gary F. Kimmons - Director


/S/ Dick Meador                              /S/ Kathryn Kimmons
----------------------------------           -----------------------------------
Dick Meador - Director                       Kathryn Kimmons  - Director